UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2006
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10590 West Ocean Air Drive, Suite 200, San Diego, California (Address of Principal Executive Offices)	92130 (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 19, 2006, Santarus, Inc. (the “Company” or “Santarus”) entered into an Amended and Restated Manufacturing and Supply Agreement with Patheon Inc. (“Patheon”), relating to the commercial supply of Zegerid® Powder for Oral Suspension. Under the terms of the amended and restated agreement, Santarus is obligated to purchase a significant percentage of its requirements of the powder for oral suspension product from Patheon, and Patheon is obligated to supply the product to Santarus.
     The initial term of the agreement expires on August 19, 2009. Thereafter, the agreement continues in force indefinitely; provided that either party may terminate the agreement at any time beginning on August 19, 2009 by providing the other party with 18 months prior written notice. In addition, Santarus may terminate the agreement at any time if it decides to no longer market the powder for oral suspension product by providing six months prior written notice. Santarus may also terminate the agreement with 30 days written notice in the event any governmental agency takes any action that prevents Santarus from purchasing or selling the product for a certain period of time. Either party may terminate the agreement if the other party fails to perform any material term of the agreement or in the event of the other party’s insolvency or bankruptcy, subject to prior written notice within a specified time period.
     The description of the amended terms above does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Manufacturing and Supply Agreement, dated December 19, 2006, between Santarus, Inc. and Patheon Inc., a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1+	Amended and Restated Manufacturing and Supply Agreement, dated as of December 19, 2006, by and between Santarus, Inc. and Patheon Inc.

+	Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: December 21, 2006	By:	/s/ Debra P. Crawford
	Name:	Debra P. Crawford
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX
10.1+	Amended and Restated Manufacturing and Supply Agreement, dated as of December 19, 2006, by and between Santarus, Inc. and Patheon Inc.

+	Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.